Third Quarter 2026 Earnings Conference Call Mike Lyons - President and CEO Mike Maguire - CFO October 16, 2026

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward-looking statements include statements we make about: (i) Truist’s ROTCE goals in future periods and its confidence in meeting those goals, (ii) Truist’s loan portfolio actions sharpening its strategic focus, improving its balance sheet mix, and creating capacity to invest in core growth potential, (iii) the impact of the RAC loan portfolio sale on net charge-offs and nonperforming loans, (iv) the impact of the RAC loan portfolio sale and AFS securities repositioning on earnings, ROTCE, and tangible book value per share, (v) the expected proceeds and use thereof, impact on CET1 capital and net charge-offs, and closing timeframe of the LightStream loan portfolio sale and potential AFS securities repositioning to offset the capital created by the sale, (vi) estimated net interest income in Q4 2026, (vii) projections or estimates of common stock repurchases and preferred stock dividends, (viii) guidance with respect to financial performance metrics in future periods, including future levels of taxable equivalent revenue, noninterest expense, and net charge-off ratio, and (ix) Truist’s effective tax rate in future periods. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • changes in monetary, fiscal, and trade laws or policies, including tariffs or interest rates; • evolving political, geopolitical, business, social, economic, and market conditions at the local, regional, national, and international levels; • our ability to effectively address economic, business, or market deterioration, slowdowns or disruptions; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • changes in business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • negative market perceptions of our investment portfolio or its value; • our ability to manage credit risk, including in connection with the loans that we originate or purchase; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • our ability to manage any unexpected outflows of uninsured deposits and, in such a circumstance, to access substitute funding, and avoid selling investment securities or other assets at an unfavorable time or at a loss; • changes in our credit ratings and the related effects on our funding costs, ability to attract or retain funding, and relationships with clients and counterparties; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to keep pace with changes in technology, including technology-driven products and services relating to AI, that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to manage system failures or disruptions affecting operations, communications, or other systems or processes; • our ability to identify, assess, monitor, and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, AI-driven cyberattacks, environmental conditions, and intentional acts of destruction; • the performance, availability, and resilience of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • the adequacy and effectiveness of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to identify, assess, monitor, and mitigate risks, remediate lapses or deficiencies in financial reporting, and make appropriate estimates; • our ability to develop, maintain, and market our products or services and to manage risks and unanticipated costs or liabilities associated with those products or services; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the legal, regulatory, and supervisory environment, including changes in financial services legislation, regulation, policies, or government leadership or personnel; • U.S. and international regulatory capital and liquidity requirements and standards and their effects on our capital and liquidity levels, ratios, buffers, and targets, and our ability to pay or increase dividends, repurchase shares, or take other capital actions; • our ability to address scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in other entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • our ability to implement strategic and operational plans, including with respect to allocating capital and resources to our highest value opportunities, becoming the most important financial partner to our clients, and executing with urgency, discipline, and accountability; • our ability to innovate, to anticipate the needs of current or future clients, or to make timely and effective technology investments and enhancements to meet client expectations; • our ability to compete successfully, to increase or maintain market share in changing competitive environments, or to address pricing or other competitive pressures, including competition from banks and nonbanks and the effects of digital assets, cryptocurrencies, stablecoins, tokenization, and other emerging products, services, and technologies relating to deposits, lending, and payments; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures, which may include regulatory approvals and conditions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • evolving accounting standards and policies and related changes to interpretations; • damage to our brand or negative public opinion or adverse publicity affecting us, our leaders, or our service providers, including the impact on our relationships with clients, teammates, and other stakeholders; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • our ability to identify, assess, monitor, and mitigate the risk of fraud or misconduct by internal or external parties, including potential losses that may result; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics that impact us or our clients, teammates, or service providers; and • other assumptions, risks, or uncertainties described in the Company’s Annual Report on Form 10-K or subsequent reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-looking statements

3 Non-GAAP financial information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these non-GAAP measures in its analysis of Truist’s performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant items in the current period. Truist believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted net income available to common shareholders and adjusted diluted EPS - Adjusted net income available to common shareholders and adjusted diluted EPS are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted diluted EPS due to rounding. Taxable-equivalent measures - Taxable-equivalent revenue, taxable-equivalent interest income, taxable-equivalent net interest income, and taxable-equivalent net interest margin include a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Adjusted revenue - Adjusted revenue includes a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted revenue additionally excludes selected items. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Adjusted noninterest income and expense - Adjusted noninterest income and expense are non-GAAP measures that exclude selected items. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Pre-provision net revenue (PPNR) - PPNR is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes and includes a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted PPNR is a non-GAAP measure that additionally excludes selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible common equity and related measures - Tangible common equity, average tangible common equity, and related measures, including ROTCE, adjusted ROTCE, and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and its related amortization. Adjusted ROTCE is a non-GAAP measure that additionally excludes other selected items. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. Adjusted return on average assets - Adjusted ROA is a non-GAAP measure in that it excludes selected items. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Net charge-off ratio, excluding RAC - The net charge-off ratio excluding Regional Acceptance Corporation (RAC) is a non-GAAP measure in that it excludes certain loans and the related charge-offs. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results. Truist does not provide reconciliations for forward-looking non-GAAP financial measures because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Truist’s control, or cannot be reasonably predicted. For the same reasons, Truist is unable to address the probable significance of the unavailable information. A copy of this presentation is available on the Truist Investor Relations website, ir.truist.com.

4 – Clarifying strategy: Become the most important financial partner to our clients – Focusing resources: Ongoing franchise review to reallocate capital and expenses to align to strategy and enhance balance sheet composition – Driving better execution: Operate with greater urgency, flatten the organization, add to existing talent, and increase accountability to drive faster growth and higher returns Building a high-performing company Solid 3Q26 adjusted results; reallocating capital and resources to drive higher growth, profitability, and returns (1) Strategic actions include RAC loan sale and AFS securities repositioning (2) Represents a non-GAAP financial measure and excludes the impact of strategic actions; for all non-GAAP measures, including those that are not adjusted, see appendix for reconciliations 3Q26 key takeaways 3Q26 by the numbers (Reported / adjusted(2)) $0.56 / $1.16 Diluted EPS 7.2% / 14.6% ROTCE (non-GAAP) 0.77% / 0.38% NCO ratio 10.7% CET1 ratio – Delivered solid results – Continued momentum in client deposit growth – Record quarter in wealth management income – Asset quality metrics remain strong – Maintained expense discipline – Returned $1.8 billion to shareholders through $0.6 billion of common dividends and $1.2 billion of share repurchases – Completed the RAC loan sale and AFS securities repositioning – Strategic actions improved credit, liquidity, and funding profile – On track to achieve ROTCE targets 3Q26 results reflect strategic actions(1)

5 Portfolio actions sharpen strategic focus and enhance risk profile (1) LightStream metrics are estimates and preliminary and any action undertaken would be subject to market conditions (2) $990 million capital increase driven by a $442 million after-tax loan loss reserve recapture and $628 million of capital created by a reduction in risk-weighted assets partially offset by $80 million of after-tax RAC loan sale impacts (3) The blended reinvestment rate on the new investment securities purchased is 5.60% for the next 12 months including the impact of swaps and based on the Federal Funds futures curve (4) ~$850 million estimated capital increase driven by a $70 million after-tax loan loss reserve recapture and $820 million of capital created by a reduction in risk-weighted assets partially offset by $40 million of after-tax impacts Completed RAC loan sale and AFS securities repositioning Signed agreement to sell LightStream(1) Update on strategic review of loan portfolios – Sold $5.5 billion RAC auto loan portfolio for $5.2 billion – Sale created $990 million or 23 bps of CET1 capital(2) – Reduces NCOs by ~10 bps annually and NPLs by >10 bps – Repaid $5.2 billion of borrowings – Sold $8.6 billion of book value AFS securities with a weighted average book yield of 2.67% and a duration of 5.8 years – Recorded a pre-tax loss of $1.4 billion – Purchased $7.2 billion of securities with a weighted average yield of 5.60%(3) and a duration of 2.3 years – Transactions modestly accretive to earnings, ROTCE, and tangible book value per share – Signed agreement to sell $7.7 billion of loans representing substantially all assets of LightStream, a national unsecured lending platform, to Carlyle Group Inc. – Non-core, loan only business generating a below target ROTCE – Transaction expected to: – Generate $7.2 billion of net proceeds – Create ~$850 million or 20 bps of CET1 capital(4) – Reduce NCOs by ~7 bps annually – Closing anticipated in 4Q26, subject to satisfaction of customary closing conditions – Plan to utilize proceeds to repay wholesale borrowings – Will evaluate a potential AFS securities repositioning to offset capital created from sale – Broader strategic review ongoing

Delivered solid results excluding strategic actions

Strategic actions impacted 3Q26 diluted EPS by $0.60

Select financial highlights

	3Q26 reported (a)	RAC loan sale (b)	AFS securities repositioning (c)	Net impact (d) = (b) + (c)	3Q26 adjusted[2] (e) = (a) - (d)
Total revenue-TE (non-GAAP)	$3,791	$(66)	$(1,447)	$(1,513)	$5,304
Noninterest expense	$3,105	$40		$40	$3,065
PPNR (non-GAAP)	$686	$(106)	$(1,447)	$(1,553)	$2,239
Provision for credit losses (benefit)	$(253)	$(581)		$(581)	$328
Net income available to common shareholders	$684	$362	$(1,101)	$(739)	$1,423
Diluted EPS	**$0.56**	**$0.30**	**$(0.90)**	**$(0.60)**	**$1.16**
ROA	0.6%				1.1%
ROCE	4.7%				9.8%
ROTCE (non-GAAP)	7.2%				14.6%

Strategic actions impacting 3Q26 results[1,2]

- Net income available to common shareholders was $684 million or $0.56 per diluted share, which included the following items:
  - $1.4 billion pre-tax ($1.1 billion after-tax) or $0.90 per share loss on the sale of AFS securities[3]
  - $581 million pre-tax ($442 million after-tax) or $0.36 per share loan loss reserve recapture[5]
  - $106 million pre-tax ($80 million after-tax) or $0.06 per share of RAC loan sale impacts[4]
- Adjusted net income available to common shareholders was $1.4 billion or $1.16 per share
- Revenue was $3.8 billion, or $5.3 billion adjusted for strategic actions
  - Adjusted revenue declined 0.1% vs. 2Q26
- Noninterest expense was $3.11 billion, or $3.07 billion adjusted for strategic actions
  - Adjusted noninterest expense increased 0.3% vs. 2Q26
- ROTCE was 7.2%, or 14.6% excluding strategic actions

May not foot due to rounding
(1) Strategic actions include RAC loan sale and AFS securities repositioning
(2) Adjusted metrics include non-GAAP financial measures; for all non-GAAP measures, including those that are not adjusted, see appendix for reconciliations
(3) Sold $8.6 billion of book value AFS securities and received net proceeds of $7.2 billion
(4) $106 million of RAC loan sale impacts include a $66 million reduction in noninterest income and $40 million increase in noninterest expense related to costs associated with the RAC loan sale
(5) Represents a $581 million benefit from the release of ACL following recognition of held for sale-related charge-offs

TRUIST

6

7 Balance sheet summary Strategic actions enhance balance sheet composition Average balances ($ MM) 3Q26 vs. 2Q26 ($ change) vs. 2Q26 (% change) vs. 3Q25 ($ change) vs. 3Q25 (% change) Total loans HFI $325,523 $(3,639) (1.1)% $5,030 1.6% Investment securities(1) $118,433 $295 0.2% $(747) (0.6)% Total deposits $410,699 $5,830 1.4% $14,099 3.6% Total borrowings $63,729 $(5,804) (8.3)% $(4,525) (6.6)% Capital metrics and ratios 9/30/2026 6/30/2026 vs. 2Q26 9/30/2025 vs. 3Q25 Book value per share $46.78 $48.04 (2.6)% $46.70 0.2% Tangible book value per share(2) $31.90 $33.40 (4.5)% $32.57 (2.1)% CET1 ratio (preliminary) 10.7% 10.9% (20) bps 11.0% (30) bps Select highlights (1) End of period investment securities were $115.7 billion at 9/30/2026 (2) Represents a non-GAAP financial measure; see appendix for reconciliations

8 Loan trends reflect optimization of lending portfolios May not foot due to rounding (1) Reflects ceased originations in marine/RV loans and de-emphasis of certain lower return portfolios (2) RAC loan sale of $1.7 billion represents the impact of RAC loans moving to held-for-sale in September Average loans and leases HFI $320 $325 $327 $329 $326 $192 $195 $199 $201 $199 $129 $130 $128 $128 $127 6.00% 5.87% 5.71% 5.68% 5.66% Commercial LHFI Consumer and card LHFI Loans HFI yield 3Q25 4Q25 1Q26 2Q26 3Q26 2Q26 Core loan growth RAC loan sale 3Q26 $329 $326 $0.8 5-quarter trend ($ in billions) Average loan roll forward ($ in billions) ($2.7) Strategic run-off(1) ($1.7) (2)

9 Total borrowings ($ in billions) $397 $396 $399 $405 $411 $214 $213 $213 $217 $216 $143 $148 $149 $149 $157 $40 $35 $37 $39 $38 CSBB deposits Wholesale deposits Other, Treasury, & Corporate deposits 3Q25 4Q25 1Q26 2Q26 3Q26 $68 $68 $68 $70 $64 $27 $29 $31 $29 $19 $41 $39 $37 $41 $45 Short-term borrowings Long-term debt 3Q25 4Q25 1Q26 2Q26 3Q26 Higher client deposits drove 3.6% growth in average deposits, while total borrowings decreased 6.6% vs. 3Q25 Average deposits and borrowings $397 $396 $399 $405 $411 $291 $290 $296 $301 $308 $106 $106 $103 $104 $103 1.84% 1.64% 1.55% 1.56% 1.59% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 3Q25 4Q25 1Q26 2Q26 3Q26 5-quarter trend ($ in billions) Deposit mix by segment ($ in billions)

Net interest income and net interest margin

5-quarter net interest income and net interest margin trend

($ in millions)



$3,680
$3,749
$3,644
$3,667
$3,707
3.01%
3.07%
3.02%
2.98%
3.00%
3Q25
4Q25
1Q26
2Q26
3Q26
Net interest income-TE[1]
Net interest margin-TE[1]

NII outlook

- Expect 4Q26 net interest income of $3.65 to $3.7 billion
- 4Q26 outlook reflects:
  - $125 million reduction from the RAC loan sale
  - $40 million increase from the AFS securities repositioning

Swap portfolio overview

($ in billions)



$24
$86
Total wtd. avg. rate = 3.39%
Total wtd. avg. rate = 3.75%
($15)
($11)
9/30/2026
Active receive-fixed
Fwd. starting receive-fixed
Pay-fixed < 3yrs.
Pay-fixed > 3yrs.

- At 9/30, notional receive-fixed and pay-fixed swaps totaled $110 billion and $26 billion, respectively, compared with $112 billion and $24 billion at 6/30/2026
- Interest rate sensitivity position remained relatively neutral to changes in interest rates at 9/30/2026

TRUIST

(1) Net interest income and net interest margin include a taxable-equivalent adjustment and are non-GAAP measures. See appendix for more information on taxable-equivalent measures and reconciliations to GAAP net interest income.

10

Noninterest income

Wealth management was a key driver of adjusted growth vs. 3Q25

Noninterest income details
($ in millions)

Categories	3Q26	vs. 2Q26	vs. 3Q25
Wealth management income	$407	8.5%	8.8%
Card and treasury management fees	$347	(1.7)%	2.1%
Investment banking and trading income	$324	(8.0)%	0.3%
Other deposit revenue	$125	4.2%	—%
Mortgage banking income	$113	(2.6)%	(4.2)%
Lending related fees	$120	—%	16.5%
Securities gains / (losses)	$(1,447)	NM	NM
Other income	$95	(54)%	(46)%
Total noninterest income	**$84**	**(95)%**	**(95)%**
Loss on RAC loan sale(1)	$66		
Securities losses	$1,447		
Adjusted noninterest income(2)	**$1,597**	**(2.9)%**	**2.5%**

Vs. linked quarter

- Noninterest income decreased 95% primarily driven by $1.4 billion of securities losses on the sale of certain AFS securities and $66 million of losses from the RAC loan sale included in other income
- Adjusted noninterest income declined 2.9% driven by:
  - lower other income and investment banking and trading income
  - partially offset by higher wealth management income due to favorable market performance

Vs. like quarter

- Noninterest income decreased 95% primarily driven by $1.4 billion of securities losses on the sale of certain AFS securities
- Adjusted noninterest income increased 2.5% driven by higher wealth management income due to favorable market performance

TRUIST

(1) Included in Other income
(2) Represents a non-GAAP financial measure that excludes selected items. The reconciliation to GAAP noninterest income is in the table above.

11

Noninterest expense

Noninterest expense growth remains well controlled

Noninterest expense details
($ in millions)

Categories	3Q26	vs. 2Q26	vs. 3Q25
Personnel expense	$1,853	3.4%	6.0%
Professional fees and outside processing	$365	9.0%	5.5%
Software expense	$254	6.3%	9.0%
Net occupancy expense	$180	5.3%	(2.7)%
Equipment expense	$77	(2.5)%	(14.4)%
All other noninterest expense(1)	$376	(14.4)%	(8.7)%
Total noninterest expense	**$3,105**	**1.6%**	**3.0%**
RAC loan sale costs	$(40)		
Adjusted noninterest expense(2)	**$3,065**	**0.3%**	**1.7%**

Vs. linked quarter

- Noninterest expense increased 1.6% primarily driven by:
  - higher personnel expense, which includes $40 million of costs associated with the RAC loan sale, and professional fees and outside processing expenses
  - partially offset by all other noninterest expense
- Adjusted noninterest expense increased 0.3%

Vs. like quarter

- Noninterest expense increased 3.0%, primarily driven by:
  - higher personnel expense, partially offset by lower other expense
- Adjusted noninterest expense increased 1.7%

TRUIST

(1) All other noninterest expense includes marketing and customer development, amortization of intangibles, regulatory costs, and other expense
(2) Represents a non-GAAP financial measure that excludes selected items. The reconciliation to GAAP noninterest expense is in the table above.

12

13 ALLL Asset quality remains strong; RAC loan sale further strengthens credit risk profile 0.48% 0.48% 0.50% 0.51% 0.40% 3Q25 4Q25 1Q26 2Q26 3Q26 $436 $512 $479 $395 $(253) 3Q25 4Q25 1Q26 2Q26 3Q26 $385 $470 $491 $414 0.48% 0.57% 0.61% 0.50% 3Q25 4Q25 1Q26 2Q26 3Q26 Asset quality $4,988 $5,030 $5,026 $4,983 $4,063 ALLL ALLL ratio ALLL / NPL 3Q25 4Q25 1Q26 2Q26 3Q26 3.2x 1.54% 3.2x 1.53% 3.1x 1.53% 2.9x 1.51% 3.1x 1.25% $312(1) $629 0.77% 0.38%(1) NCO ratio ex. RAC NCOs NCO ratio NCOs ex. RAC $328(2) Reported Ex. RAC Provision for credit losses ($ in millions) NCO and NCO ratio ($ in millions) Nonperforming loans / LHFI (1) Excludes total NCOs for the quarter and total average loans related to RAC, as applicable, and represents a non-GAAP financial measure. See appendix for reconciliations. (2) Excludes a $581 million benefit from the release of ACL following recognition of held for sale-related charge-offs ($ in millions)

14 3Q26 actuals 4Q26 outlook Revenue-TE(1): $3.8 billion ~$5.35 billion (reflects $125 million reduction from RAC loan sale and $40 million increase from AFS securities repositioning) Noninterest expense: $3.1 billion Up 2.5% Net charge-off ratio: 0.77% ~0.45% Tax rate: 10.7% effective; 14.9% FTE ~13.5% effective; ~15.5% FTE Share repurchases: $1.2 billion ~$1 billion 4Q26 outlook (1) Revenue-TE is a non-GAAP financial measure; see appendix for reconciliation Outlook excludes impact of potential strategic actions

Appendix

Segment results

3Q26 CSBB segment results

	3Q26	vs. 2Q26	vs. 3Q25
Income statement ($ MM)			
Net interest income	2,717	4.3 %	12.2 %
Allocated provision for credit losses	(299)	(197.4)%	(174.8)%
Noninterest income	468	(11.5)%	(11.7)%
Noninterest expense	1,799	4.5 %	5.2 %
Segment net income	$1,276	53.0 %	100.6 %
Balance sheet ($ B)			
Average loans[1]	131	(1.6)%	(2.4)%
Average deposits	216	(0.1)%	1.2 %
Credit metrics			
NCOs	1.61 %	68 bps	74 bps
NPLs / LHFI	0.43 %	(34) bps	(6) bps
Key metrics			
Digital transactions as a % of total[2]	71%	60 bps	290 bps
Truist Assist chat volume (MM)	2.0	1.4 %	54 %
Debit / credit card spend ($ B)	$32	(0.8)%	4.5 %
ATMs	2,790	2,820	2,837
Branches	1,912	1,927	1,927

3Q26 Wholesale segment results

	3Q26	vs. 2Q26	vs. 3Q25
Income statement ($ MM)			
Net interest income	$1,561	1.9 %	(1.1)%
Allocated provision for credit losses	47	(47.8)%	30.6 %
Noninterest income	1,215	4.8 %	6.4 %
Noninterest expense	1,397	0.9 %	6.0 %
Segment net income	$1,048	9.1 %	(3.2)%
Balance sheet ($ B)			
Average loans[1]	194	(0.8)%	4.5 %
Average deposits	157	5.2 %	9.8 %
Credit metrics			
NCOs	0.20 %	(1) bp	1 bp
NPLs / LHFI	0.38 %	4 bps	(9) bps
Key metrics			
Investment banking & trading income ($ MM)	$324	(8.0)%	0.3 %
Wealth management income ($ MM)	$407	8.5 %	8.8 %
Total wealth client assets ($ B)[3]	$348	(0.3)%	(4.4)%

Results not adjusted for the RAC loan sale
(1) Excludes loans held for sale
(2) Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
(3) The year-over-year AUA decline is primarily attributable to a 2025 divestiture

TRUIST

A-1

A-2 Preferred dividend 4Q26 1Q27 2Q27 3Q27 Estimated dividends based on projected interest rates and amounts outstanding ($ in millions) $42 $112 $43 $112 Estimates assume forward-looking interest rates as of 9/30/2026. Actual interest rates and amounts outstanding could vary significantly causing dividend payments to differ from the estimates shown above.

A-3 Quarter Ended Sept. 30 2026 Net Income (loss) available to common shareholders (a) $ 684 Gross adjustments: Securities (gains) losses 1,447 Reserve recapture for RAC loan sale (581) RAC loan sale impact 106 Applicable income taxes related to adjustments:(1) Securities (gains) losses (346) Reserve recapture for RAC loan sale 139 RAC loan sale impact (26) Adjusted net income available to common shareholders(2) (b) 1,423 Weighted average shares outstanding - diluted (c) 1,226,342 Diluted EPS (a)/(c) 0.56 Adjusted diluted EPS(2) (b)/(c) 1.16 Non-GAAP reconciliations Adjusted net income and adjusted diluted EPS $ in millions, except per share data, shares in thousands (1) Calculated using the applicable marginal tax rate. (2) Adjusted net income available to common shareholders and adjusted diluted EPS are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted diluted EPS due to rounding.

A-4 Non-GAAP reconciliations Net interest income and NIM $ in millions (1) Taxable-equivalent interest income, taxable-equivalent net interest income, and taxable-equivalent net interest margin include a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Truist’s management uses these measures in its analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. (2) Applicable ratios are annualized.   Quarter Ended   Sept. 30 June 30 March 31 Dec. 31 Sept. 30 2026 2026 2026 2025 2025 Net interest income $ 3,663 $ 3,621 $ 3,599 $ 3,700 $ 3,629 Taxable-equivalent adjustment 44 46 45 49 51 Net interest income - TE(1) (a) $ 3,707 $ 3,667 $ 3,644 $ 3,749 $ 3,680 Total average earning assets (b) $ 491,430 $ 492,461 $ 486,354 $ 484,597 $ 486,006 NIM - TE(1)(2) (a)/(b) 3.00% 2.98% 3.02% 3.07% 3.01%

A-5 Non-GAAP reconciliations Adjusted revenue $ in millions (1) Revenue is defined as net interest income plus noninterest income. (2) Adjusted revenue includes a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted revenue additionally excludes selected items. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.   Quarter Ended   Sept. 30 2026 Revenue(1) $ 3,747 Taxable equivalent adjustment 44 Revenue - TE(1)(2) $ 3,791 Securities (gains) losses 1,447 Loss on RAC loan sale 66 Adjusted revenue - TE(1)(2) $ 5,304

A-6 Non-GAAP reconciliations Adjusted pre-provision net revenue $ in millions (1) PPNR is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes and includes a taxable-equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted PPNR is a non-GAAP measure that additionally excludes selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.   Quarter Ended   Sept. 30 2026 Net income $ 799 Provision (benefit) for credit losses (253) Provision for income taxes 96 Taxable-equivalent adjustment 44 PPNR(1) $ 686 Securities (gains) losses 1,447 RAC loan sale impact 106 Adjusted PPNR(1) $ 2,239

A-7 Non-GAAP reconciliations Tangible book value per common share and tangible common equity $ in millions, except per share data, shares data in thousands (1) Calculated using the applicable marginal tax rate. (2) Tangible common equity and related measures are non-GAAP measures that exclude preferred stock and intangible assets, net of deferred taxes. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess balance sheet risk and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.   As of / Quarter Ended   Sept. 30 June 30 Sept. 30   2026 2026 2025 Total shareholders' equity $ 61,472 $ 64,095 $ 65,646 Preferred stock (5,411) (5,411) (5,907) Common shareholders’ equity (a) $ 56,061 $ 58,684 $ 59,739 Intangible assets (18,223) (18,287) (18,489) Applicable deferred taxes related to intangible assets(1) $ 397 $ 400 $ 413 Tangible common shareholders’ equity(2) (b) $ 38,235 $ 40,797 $ 41,663 Outstanding shares at end of period (c) 1,198,488 1,221,626 1,279,246 Common shareholders’ equity per common share (a)/(c) $ 46.78 $ 48.04 $ 46.70 TBVPS(2) (b)/(c) 31.90 33.40 32.57

Non-GAAP reconciliations

Return on average tangible common equity ratios

$ in millions, except per share data, shares data in thousands

		As of / Quarter Ended Sept. 30 2026
Net income available to common shareholders	(a) $	684
Amortization of intangibles		62
Applicable income taxes related to amortization of intangibles[1]		(15)
Tangible net income available to common shareholders[2]	(b) $	731
Gross adjustments:		
Securities (gains) losses		1,447
Reserve recapture for RAC loan sale		(581)
RAC loan sale impact		106
Applicable income taxes related to adjustments:[1]		
Securities (gains) losses		(346)
Reserve recapture for RAC loan sale		139
RAC loan sale impact		(26)
Total adjustments, net of tax	(c) $	739
Adjusted tangible net income available to common shareholders[2]	(d) $	1,470
Average common shareholders' equity	(e) $	57,899
Average intangible assets		(18,258)
Applicable deferred taxes related to intangible assets[1]		398
Average tangible common shareholders' equity[2]	(f) $	40,039
ROCE[3]	(a)/(e)	4.7 %
Adjusted ROCE[2][3]	(a+c)/(e)	9.8 %
ROTCE[2][3]	(b)/(f)	7.2 %
Adjusted ROTCE[2][3]	(d)/(f)	14.6 %

(1) Calculated using the applicable marginal tax rate.
(2) Tangible net income available to common shareholders, average tangible common shareholders' equity, and ROTCE are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes. Adjusted tangible net income available to common shareholders and adjusted ROTCE are non-GAAP measures that additionally exclude other selected items. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess balance sheet risk and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.
(3) Applicable ratios are annualized.

TRUIST

A-8

A-9 Non-GAAP reconciliations Adjusted return on assets $ in millions   As of / Quarter Ended   Sept. 30 2026 Net income (a) $ 799 Gross adjustments: Securities (gains) losses 1,447 Reserve recapture for RAC loan sale (581) RAC loan sale impact 106 Applicable income taxes related to adjustments:(1) Securities (gains) losses (346) Reserve recapture for RAC loan sale 139 RAC loan sale impact (26) Adjusted net income(2) (b) 1,538 Average total assets (c) $ 549,766 ROA(3) (a)/(c) 0.6 % Adjusted ROA(2)(3) (b)/(c) 1.1% (1) Calculated using the applicable marginal tax rate. (2) Adjusted ROA is a non-GAAP measure in that it excludes selected items. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. (3) Applicable ratios are annualized.

A-10 Non-GAAP reconciliations Net charge-offs, excluding RAC $ in millions (1) Applicable ratios are annualized. (2) The net charge-off ratio excluding Regional Acceptance Corporation (RAC) is a non-GAAP measure in that it excludes certain loans and the related charge-offs. Truist’s management uses this measure in its analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results.   Quarter Ended   Sept. 30 2026 Net charge-offs (a) $ 629 Total net charge-offs related to RAC (317) Net charge-offs, excluding RAC (b) $ 312 Average loans and leases (c) $ 325,523 Total average loans related to RAC (3,643) Average loans and leases, excluding RAC (d) $ 321,880 Net charge-off ratio(1) (a)/(c) 0.77 % Net charge-off ratio, excluding RAC(1)(2) (b)/(d) 0.38%